EXHIBIT 99.1

Luther Burbank Corporation Announces First Quarter 2018 Earnings Release and Conference Call Date

SANTA ROSA, Calif., April 05, 2018 (GLOBE NEWSWIRE) -- Luther Burbank Corporation (the “Company”) (NASDAQ:LBC), the holding company for Luther Burbank Savings (the “Bank”), announced today that it will release its first quarter 2018 financial results after the market closes on Thursday, April 26, 2018.

John G. Biggs, President and Chief Executive Officer of Luther Burbank Corporation, and Laura Tarantino, Executive Vice President and Chief Financial Officer, will host the conference call on Friday, April 27, 2018 at 10:00 AM (PT) to discuss the Company’s strategy and results for the first quarter 2018.

Analysts, investors, and the general public may listen to a discussion of the Company’s first quarter performance and question/answer session by using the phone number listed below or through a live webcast of the conference available through the webcast link https://edge.media-server.com/m6/p/8tin9iuk.  The webcast will include a slide presentation, enabling conference participants to experience the discussion with greater impact. It is recommended that participants dial into the conference call or log into the webcast approximately 10 minutes prior to the call.

Conference Call Details:
Date: April 27, 2018
Time: 10:00 AM (PT)
Phone Number (877) 221-8769
Conference ID: 3384877
Webcast URL: https://edge.media-server.com/m6/p/8tin9iuk

About Luther Burbank Corporation
Luther Burbank Corporation is a publicly owned company traded on the NASDAQ Capital Market under the symbol “LBC.”  The Company is headquartered in Santa Rosa, California with total assets of $5.7 billion, total loans of $5.0 billion and total deposits of $4.0 billion as of December 31, 2017.  It operates primarily through its wholly-owned subsidiary, Luther Burbank Savings, an FDIC insured, California-chartered bank. Luther Burbank Savings executes on its mission to improve the financial future of customers, employees and shareholders by providing personal banking and business banking services. It offers consumers a host of highly competitive depository and mortgage products coupled with personalized attention. Business customers benefit from boutique-quality service along with access to products which meet their unique financial needs from the convenience of online and mobile banking, robust cash management solutions, and high-yield liquidity management products to multifamily and commercial lending. Currently operating in California, Oregon and Washington, from nine branches in California, one branch in Washington and nine lending offices located throughout the market area, Luther Burbank Savings is an equal housing lender. For additional information, please visit lutherburbanksavings.com.

Contact:

Mark A. Severson
Investor Relations
707-921-3655
investorrelations@lbsavings.com